UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 17, 2022
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 3(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 11, 2022, the results of the following proposals were as follows:

1.	To elect as a directors for a term of three years to hold office until the expiration of his term in 2025, or until a successor has been elected and duly qualified.

	Number of Shares
	For	Against	Withheld
Brian L. Melton	48,985,081	48,576	115,258
Damon Putman	48,956,096	59,308	133,511
Daniel Baddeloo	48,959,072	51,380	134,851

2.	To ratify the appointment of Akin, Doeherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2022.

Number of Shares
For	Against	Withheld
52,120,143	59,191	118,112

3.	To approve, on an advisory vote, a resolution on executive compensation.

Number of Shares
For	Against	Withheld
1,579,639	744,292	92,479

Based upon the foregoing, the director nominees were elected to serve for the term described above, and all of the other proposals were approved

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:	/s/ Steven P. Harris
Steven P. Harris Vice President, Chief Financial Officer

Dated: May 17, 2022

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